EXHIBIT 11

SCOTT & STRINGFELLOW FINANCIAL, INC.
STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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
                                   For the Three Months Ended         For the Three Months Ended
                                        March 31, 1995                     March 25, 1994
                                                      Fully                              Fully
                                   Primary            Diluted         Primary            Diluted
Weighted average shares
  outstanding:
    Common shares                  2,097,776          2,097,776       2,101,454          2,101,454
    Dilutive shares available
        under stock options           13,419             16,962           9,702             10,279

Weighted average common shares
    and common stock equivalents
        outstanding                2,111,195          2,114,738       2,111,156          2,111,734

Net earnings applicable to
    common shares                   $424,249           $424,249        $546,587           $546,587

Earnings per share                     $0.20              $0.20           $0.26              $0.26


                                   For the Nine Months Ended         For the Nine Months Ended
                                        March 31, 1995                    March 25, 1994
                                                      Fully                             Fully
                                   Primary            Diluted        Primary            Diluted
Weighted average sahres
  outstanding:
    Common shares                  2,092,814          2,092,814      2,107,963          2,107,963
    Dilutive shares available
        under stock options           11,569             16,962          9,476             10,279

Weighted average common shares
    and common stock equivalents
        outstanding                2,104,383          2,109,776      2,117,440          2,118,242

Net earnings applicable to
    common shares                 $1,522,978         $1,522,978     $2,457,711         $2,457,711

Earnings per share                     $0.72              $0.72          $1.16              $1.16
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